Exhibit 99.1

Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636

News Release

Banner Corporation Announces Suspension of Optional Investments under its Stock Purchase Plan

Walla Walla, WA – August 23, 2012 – Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today announced that it has temporarily suspended the optional investment provisions under its Dividend Reinvestment and Direct Stock Purchase Plan.  Banner, however, will continue to allow existing shareholders to reinvest all or a portion of the cash dividends paid on their existing shares of common stock in additional shares of Banner’s common stock.

Banner Corporation is a $4.2 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.